EXHIBIT 99.2

Recent Developments

Phase 1/2 Clinical Trial

We recently announced the expansion of our ongoing clinical trial of seclidemstat in patients with relapsed or refractory Ewing sarcoma to include additional select sarcomas. The current Phase 1/2 clinical trial of seclidemstat in patients with relapsed or refractory Ewing sarcoma is an open-label dose-finding trial intended to characterize the pharmacokinetics (“PK”) and initial safety profile of seclidemstat, and also determine the maximum tolerated dose (“MTD”). Once MTD is established, the trial is expected to enter a dose expansion phase that will enroll up to 20 Ewing sarcoma patients to expand the safety and PK profile of seclidemstat and assess preliminary efficacy data. Under the planned amendment to the trial protocol, a second cohort of the expansion phase will enroll up to 30 additional patients with either myxoid liposarcoma, desmoplastic small round cell tumors or other Ewing-related sarcomas.

Seclidemstat’s potential as a treatment for Ewing-related sarcomas is supported by pre-clinical data and early clinical data observations from the ongoing Phase 1/2 clinical trial of seclidemstat in patients with relapsed or refractory Ewing sarcoma. A refractory Ewing sarcoma patient treated with seclidemstat for six months demonstrated a reduction of over 80% in prospectively defined target lesions. Target lesions generally represent a patient’s largest measurable tumors. However, at eight weeks, an increase in non-target lesions resulted in an overall patient classification of progressive disease as defined by Responsive Evaluation Criteria in Solid Tumors (RECIST).

COVID-19 Impact

The COVID-19 pandemic is significantly affecting the United States, global economies, and businesses worldwide. While the potential magnitude and duration of the economic and social impact of the COVID-19 pandemic is difficult to assess or predict, the impact on the global financial markets may, in the future, reduce our ability to access capital, which in turn could negatively impact our short-term and long-term liquidity. In addition to potentially having a material and negative impact on our liquidity and capital resources (including our ability to secure additional financing if and when needed), the COVID-19 pandemic could materially and adversely impact our business, operations, and workforce, and has impacted, and could continue to impact, the business, operations, and workforce of the third parties with which we do business or upon which we rely. While the situation is fluid and we do not yet know the full extent of potential delays or impacts on us, the third parties with which we work or upon which we rely, or on healthcare systems or the global economy in general, we have worked to adapt to the unexpected and challenging circumstances resulting from the COVID-19 pandemic. At this time we are experiencing minimal COVID-19 disruptions to our clinical programs, our manufacturing capabilities, or our financing capabilities. However, we may experience disruptions in the future that could further adversely impact our business operations as well as our preclinical studies and clinical trials.

Although at this time we are experiencing minimal disruption to our clinical trials, our ongoing Phase 1/2 clinical trial can enroll up to 50 relapsed or refractory Ewing sarcoma patients and in the future we may encounter delays in enrolling new patients due to concerns or healthcare resource constraints as a result of the COVID-19 pandemic. In addition, although at this time we have experienced no disruptions to manufacturing capabilities, certain aspects of our supply chain may be disrupted as certain of our third party suppliers and manufacturers have paused their operations in response to the COVID-19 pandemic or have otherwise encountered delays in providing supplies and services. We continue to evaluate the extent to which these delays will impact our ability to manufacture our product candidates for our clinical trials, conduct other research and development operations, and maintain applicable timelines. The ultimate impact of the COVID-19 pandemic on our business operations and on our preclinical studies and clinical trials remains uncertain and subject to change and will depend on future developments which cannot be accurately predicted. We will continue to monitor the situation closely.

On April 13, 2020, we were granted a loan of approximately $180,000 from Paycheck Protection Program established under the CARES Act. The loan matures on April 13, 2022 and bears interest at a rate of 0.5% per annum. The loan will be forgiven if we use it to pay payroll costs including benefit, mortgage interest, rent, and utilities payment over the eight weeks after obtaining the loan, by submitting a request to the lender that is servicing the loan.

Preliminary Results

Our estimated unaudited financial results as of and for the three and six months ended June 30, 2020 presented below are preliminary, estimated, and unaudited, and are subject to completion by management of our financial statements as of and for the quarter ended June 30, 2020, including the completion of our quarter-end closing procedures and further financial review. We have provided ranges for the estimated preliminary financial results described below primarily because the financial closing procedures for the quarter ended June 30, 2020 are not yet complete as of the date of this prospectus supplement. The preliminary financial and business information presented below has been prepared by and is the responsibility of our management and is based upon information available to us as of the date hereof. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. These preliminary estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles.

Our actual results may vary materially from these preliminary estimates due to, among other factors, the completion of our quarter-end closing procedures, review adjustments, and other developments that may arise between now and the time our financial results for the period are finalized. Factors that could cause actual results to differ from those described below are set forth herein and under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated herein and therein by reference. Accordingly, you should not place undue reliance upon these preliminary estimates. Furthermore, the preliminary estimates should not be viewed as a substitute for quarterly financial statements prepared in accordance with GAAP. In addition, these preliminary results for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending December 31, 2020 or in any future period, due to various factors, including the impact of the ongoing COVID-19 pandemic. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019. Complete quarterly results will be included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2020.

Preliminary estimated second quarter 2020 results are summarized below:

•	Revenue of approximately $1.1 million to $1.3 million and approximately $2.3 million to $2.5 million for the three and six months ended June 30, 2020, respectively;

•	Total operating expenses of approximately $3.0 million to $3.2 million and approximately $6.5 million to $6.7 million for the three and six months ended June 30, 2020, respectively;

•	Net loss of approximately $1.7 million to $1.9 million and approximately $3.7 million to $3.9 million for the three and six months ended June 30, 2020, respectively;

•	Cash, cash equivalents and restricted cash of approximately $7.1 million to $7.3 million as of June 30, 2020; and

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Cash used in operating activities of approximately $6.1 million to $6.3 million for the six months ended June 30, 2020, primarily related to general and administrative and research and development costs.

RISK FACTORS

The risks described below, as well as those described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, may materially and adversely impact our business, financial condition, results of operations and prospects and cause the trading price of our common stock to decline. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, and financial condition.

Risks Related to Our Securities and our Preliminary Estimated Financial Results

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of our common stock or cause our stock price to decline.

Sales of a substantial number of our shares of common stock in the public markets (including sales of common stock issuable pursuant to the exercise of warrants or stock options or the conversion of our Series A convertible preferred stock), or the perception that such sales could occur, could cause the market price of our shares of common stock to decline and impair our ability to raise capital through the sale of additional equity securities.

As of March 31, 2020, we had outstanding: (a) 13,645,677 shares of common stock; (b) 338,233 shares of common stock issuable upon the exercise of outstanding stock options; (c) 33,592 shares of common stock reserved for future issuance under the 2015 Plan; (d) 81,022 shares of common stock reserved for future issuance under the ESPP; (e) 42,928 shares of common stock issuable upon exercise of a warrant issued to Wedbush; (f) 12,376 shares of common stock issuable pursuant to a professional relations and consulting agreement; (g) 468,694 shares of Series A convertible preferred stock; (h) 9,599,999 shares of common stock issuable upon the exercise of warrants issued in connection with our offering in February 2020; (i) up to $8.2 million of shares of our common stock available for sale pursuant to the ATM Agreement (subject to limitations under applicable SEC and Nasdaq rules); and (j) 5,164 shares of unvested restricted common stock subject to repurchase by us. In addition, as of January 20, 2020, holders of record of Flex Pharma’s common stock as of the close of business on July 18, 2019 had rights to receive warrants exercisable for an aggregate of 142,711 shares of our common stock at an exercise price of $15.17 per share, which warrants expire on January 20, 2025 (the “Flex Warrants”). We may register the warrants and the underlying shares under the Securities Act of 1933 (the “Securities Act”). In addition, we may, in our sole discretion, elect to deem such warrants exercised on a cashless basis at the closing of an issuance and sale of our common stock in an equity financing with gross proceeds of at least $10.0 million. If we were to deem such warrants exercised on a cashless basis, the number of common stock to be issued in connection with such deemed cashless exercise will depend on the volume weighted average price of our common stock at the time of closing, and is approximately 1,127,008 shares based on an assumed closing date of July 22, 2020.

Further, at our 2020 annual meeting of stockholders, our stockholders approved an increase of 1,300,000 shares of common stock reserved for future issuance under our 2015 Plan and an increase in the evergreen provision under our ESPP. The evergreen provision provides for an annual increase in the number of shares authorized for issuance under the ESPP on January 1 of each year in an amount equal to the lesser of (i) 1% of the outstanding shares on December 31st of the preceding calendar year, (ii) 40,000, or (iii) any lesser number approved by our Board of Directors. The fixed number of shares in item (ii) of the evergreen provision was increased from 40,000 shares to 100,000 shares for each annual increase occurring after the date of the stockholder approval. Shares issuable under our 2015 Plan and the ESPP will be registered on a Form S-8 registration statement and will therefore be eligible for sale in the public markets by non-affiliates, as well as by affiliates pursuant to Rule 144 of the Securities Act. Sales of stock by any of our directors and executive officers, or the perception such sales may occur, could also have a material adverse effect on the trading price of our common stock.

The terms of the Series A convertible preferred stock and the warrants issued in our offering in February 2020 could impede our ability to enter into certain transactions or obtain additional financing.

The terms of the Series A convertible preferred stock and the warrants issued in our offering in February 2020 require us, upon the consummation of any “fundamental transaction” (as defined in the securities), to, among other obligations, cause any successor entity resulting from the fundamental transaction to assume all of our obligations under the Series A convertible preferred stock and such warrants and the associated transaction documents. In addition, holders of Series A convertible preferred stock and such warrants are entitled to participate in any fundamental transaction on an as-converted or as-exercised basis, which could result in the holders of our common stock receiving a lesser portion of the consideration from a fundamental transaction. The terms of the Series A convertible preferred stock and such warrants could also impede our ability to enter into certain transactions or obtain additional financing in the future.

Terms of subsequent financings may adversely impact our stockholders.

To finance our future business plans and working capital needs, we will need to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock and warrants could be reduced. A financing could involve one or more types of securities including common stock, convertible debt, or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock and the value of any outstanding warrants could be negatively impacted.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future.

If we fail to comply with the continued listing standards of Nasdaq, our common stock may be delisted from Nasdaq. This in turn could result in significantly reduced trading liquidity, reduced trading volumes, and loss of research analyst coverage, among other consequences. These in turn could result in a further decline in the market price of common stock and would have a material adverse effect on our company.

On April 9, 2020, we were notified (the “Notice”) by Nasdaq Stock Market, LLC (“Nasdaq”) that on April 8, 2020 the average closing price of our common stock over the prior 30 consecutive trading days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on Nasdaq under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). We were subsequently notified by Nasdaq on June 15, 2020 that we have regained compliance with the Minimum Bid Requirement. However, we cannot assure you that we will continue to comply with the continued listing standards of Nasdaq. To the extent that we are unable to maintain listing compliance or are unable to resolve any listing deficiency in the future, there is a risk that our common stock may be delisted from Nasdaq, which would adversely impact liquidity of our common stock and potentially result in even lower bid prices for our common stock. If for any reasons, Nasdaq should delist our common stock, and if our common stock is not then eligible for quotation on another market or exchange, trading of shares of our common stock could be conducted in the over-the-counter markets. In such event, a reduction in some or all of the following may occur, each of which could materially and adversely affect our stockholders:

•	the liquidity of our common stock;

•	the market price of our common stock;

•	our ability to obtain financing for the continuation of our operations;

•	the number of institutional and general investors that will consider investing in our common stock;

•	the number of market makers in our common stock;

•	the availability of information concerning the trading prices and volume of our common stock; and

•	the number of broker-dealers willing to execute trades in shares of our common stock.

The occurrence of any of these events could result in a further decline in the market price of common stock and could have a material adverse effect on us.

Our actual results for the second quarter of 2020 may be different than the preliminary estimated results included elsewhere herein.

Our preliminary estimated results for the second quarter of 2020 are unaudited and subject to change as we close our books and complete the quarter end closing process, and prepare financial statements for the quarter. Preliminary estimated financial results are inherently subject to business, economic, regulatory, market, financial and competitive uncertainties and contingencies and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The inclusion of preliminary estimated financial information herein should not be regarded as an indication that we consider such preliminary estimated financial information to be predictive of actual or future results, in particular in light of the COVID-19 pandemic. Actual results for the quarter may be materially different than the preliminary estimated results presented and our estimated preliminary results should not be relied upon as being necessarily indicative of actual results, and you are cautioned not to place undue reliance on this preliminary financial information. Furthermore, the preliminary financial results do not take into account any circumstances or events occurring after the date they were prepared.

Risks Related to the Impact of the COVID-19 Pandemic on our Company

The COVID-19 pandemic could adversely affect our business, results of operations, and financial condition.

To date, the COVID-19 pandemic has negatively impacted the global economy and the magnitude, severity, and duration of this impact is unclear and difficult to assess. In addition, certain areas, including Texas where we are headquartered, have recently experienced a resurgence of COVID-19 cases. We have worked to adapt to the unexpected and challenging circumstances resulting from the COVID-19 pandemic and we have experienced minimal COVID-19 disruptions to our clinical programs, our manufacturing capabilities and our financing capabilities during the six months ended June 30, 2020. Both our Ewing sarcoma clinical study and our Advanced Solid Tumor clinical study are active and continue to enroll patients. We plan to release clinical data from both studies, as previously disclosed, during 2020 and 2021. However, the situation with respect to the COVID-19 pandemic and its impact changes daily and is difficult to predict.

To combat the spread of COVID-19, the United States and other locations in which we operate have imposed measures such as quarantines and “shelter-in-place” orders that are restricting business operations and travel and requiring individuals to work from home (“WFH”), which has impacted all aspects of our business as well as those of the third-parties we rely upon for certain supplies and services. The continuation of WFH and other restrictions for an extended period of time may negatively impact our productivity, research and development, operations, preclinical studies and clinical trials, business, and financial results. Among other things, the COVID-19 pandemic may result in:

a global economic recession or depression that could significantly and negatively impact our business or those of third parties upon which we rely for services and supplies;

constraints on our ability to conduct our operations and our preclinical studies and clinical trials;

•	delays in our ability to extend the term of the CPRIT grant;

reduced productivity in our business operations, research and development, marketing, and other activities;

disruptions to our third-party manufacturers and suppliers;

increased costs resulting from WFH or from our efforts to mitigate the impact of COVID-19; and

•	reduced access to financing to fund our operations due to a deterioration of credit and financial markets.

We continue to monitor the situation and the continued disruption of the COVID-19 pandemic and its effects on the worldwide economy could negatively and materially impact our operating and financial operating results. The resumption of normal business operations may be delayed and a resurgence of COVID-19 could occur, resulting in continued disruption to us or to the third parties with which we do business. As a result, the effects of the COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition for the remainder of 2020 and beyond.

We will continue to require substantial additional capital to fund our clinical activities and operations and the impact of the COVID-19 pandemic on the financial markets will likely negatively impact our ability to raise additional financing.

We are a clinical development-stage biopharmaceutical company with a limited operating history. We have no products approved for commercial sale and have not generated any revenue from product sales. We have never been profitable and have incurred operating losses in each year since inception. Our net losses were $6.9 million and $2.1 million for the year ended December 31, 2019 and the three months ended March 31, 2020, respectively. We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence.

We will continue to require substantial additional capital to continue our clinical development and potential commercialization activities. Accordingly, we will need to raise substantial additional capital to continue to fund our operations. The development of our product candidates have been funded in part through federal and state grants, including, but not limited to, the funding received from CPRIT. The amount and timing of our future funding requirements will depend on many factors, including, but not limited to, the pace and results of our clinical development efforts, as well as our ability to access the funding remaining available under the CPRIT grant. To date, we have also financed our operations through the sale of equity securities. Our stock price has been negatively impacted in part by the downturn in the financial markets due to the COVID-19 pandemic. This in turn will likely negatively impact our ability to raise funds through equity-related financings. Further, the global economic downturn may impair our ability to obtain additional financing through other means, such as debt financing. There can be no assurance we will be able to secure additional financing on favorable terms to us, or at all. Further any debt financing may contain restrictive covenants which limit our operating flexibility and any equity financing will likely result in additional and possibly significant dilution to existing stockholders. Failure to raise sufficient capital, as and when needed or on commercially reasonable terms, would have a significant and negative impact on our financial condition and our ability to develop our product candidates.

Raising additional capital may cause dilution to our stockholders, restrict our operations, or require us to relinquish rights.

To the extent that we raise additional capital through the sale of equity, convertible debt, or other securities convertible into equity, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect rights of our equity holders. Debt financing, if available at all, would likely involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, making additional product acquisitions, or declaring dividends. If we raise additional funds through strategic collaborations or licensing arrangements with third parties, we may have to relinquish valuable rights to its product candidates or future revenue streams or grant licenses on terms that are not favorable to us. We may not be able to obtain additional funding when necessary to fund our entire portfolio of product candidates to meet its projected plans. If we are unable to obtain funding on a timely basis, we may be required to delay or discontinue one or more of our development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on potential business opportunities. The occurrence of any of these events could materially harm our business, financial condition, and results of operations.

We rely on federal and state grants, including funding from CPRIT and failure to receive additional grants may substantially harm our business.

During the course of the development of our product candidates, we have been funded in part through federal and state grants, including but not limited to the funding we received from CPRIT. The grants have been, and any future government grants and contracts we may receive may be, subject to the risks and contingencies set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, including under the risk factor entitled “Reliance on government funding for our programs may add uncertainty to its research and commercialization efforts with respect to those programs that are tied to such funding and may impose requirements that limit its ability to take specified actions, increase the costs of commercialization and production of product candidates developed under those programs and subject it to potential financial penalties, which could materially and adversely affect our business, financial condition and results of operations.” The CPRIT agreement was awarded in June 2016 and originally provided for a three-year grant award of up to $18.7 million to fund the development of the LSD-1 inhibitor. As of March 31, 2020, we had received an aggregate of $9.6 million from the CPRIT grant. A portion of the remaining $9.1 million CPRIT grant was for a castration-resistant prostate study (approximately $2.6 million). As we have elected not to pursue this study, we will be requesting from CPRIT approval to redeploy the allocated prostate study funds to our expanded Ewing sarcoma trial. If CPRIT terminates our agreement prior to the expiration due to an event of default or if we terminate the agreement, CPRIT may require us to repay some or all of the disbursed grant. The term of the CPRIT agreement was extended through May 2020 and we have applied for an extension with a proposed contract end date of November 30, 2020. Although we may apply for government contracts and grants in the future, we may not be successful in obtaining additional grants for any product candidates or programs. Failure to receive additional government grants in the future may substantially harm our business.

We rely on third parties to conduct our clinical trials, manufacture our product candidates, and perform other services. If these parties are not able to successfully perform due to the impact of the COVID-19 pandemic or otherwise, there may be delays in our ability to successfully complete clinical development, obtain regulatory approval, or commercialize our product candidates, any of which in turn could substantially harm our business.

We have relied, and plan to continue to rely, upon third parties such as contract research organizations (“CROs”) and hospitals to conduct, monitor, and manage our ongoing clinical programs. We rely on these parties for execution of clinical trials and manage and control only some aspects of their activities. In addition, third parties may not prioritize our clinical trials relative to those of other customers due to resource or other constraints as a result of the COVID-19 pandemic. Due to the continued impact of the COVID-19 pandemic or otherwise, we may experience enrollment at a slower pace at certain of our clinical trial sites than initially anticipated. Further, our clinical trial sites may be required to suspend enrollment due to travel restrictions, workplace safety concerns, quarantine, facility closures, and other governmental restrictions. As a result, results from our clinical trials may be delayed, which in turn would have a material adverse impact on our clinical trial plans and timelines and impair our ability to successfully complete clinical development, obtain regulatory approval, or commercialize our product candidates. This in turn would substantially harm our business and operations.

We expect to rely on third parties to manufacture our clinical product supplies and to produce and process our product candidates, if approved. The commercialization of any of our product candidates could be stopped, delayed, or made less profitable if those third parties are unable to provide us with sufficient quantities of drug product, or to do so at acceptable quality levels or prices due to the COVID-19 pandemic or otherwise.

We currently rely on outside vendors to manufacture our clinical supplies of our product candidates and plans to continue relying on third parties to manufacture our product candidates on a commercial scale, if approved. The COVID-19 pandemic has placed a significant strain on the pharmaceutical industry, manufacturers of clinical supplies, healthcare-related supplies and resources, and the healthcare-related manufacturing sector in general. The impact of the COVID-19 pandemic has exacerbated the risks to which we are subject due to our reliance on third-party manufacturers. For example, we may be unable to identify manufacturers on acceptable terms or at all or third-party manufacturers may not be able to execute our manufacturing procedures appropriately or may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

Additionally, our manufacturers may experience manufacturing difficulties due to resource constraints, the impact of the COVID-19 pandemic, or as a result of labor disputes or unstable political environments. If our manufacturers were to encounter any of these difficulties or otherwise fail to comply with their contractual obligations, our ability to provide our product candidates to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials completely.

Due to our limited number of employees, our operations could be significantly and disproportionately impacted if any of our personnel were to test positive for COVID-19.

We are a small company with a limited number of employees performing multiple tasks each. We are also highly dependent on David J. Arthur, our president and chief executive officer, the loss of whose services may adversely impact the achievement of our objectives. There is currently a shortage of highly qualified personnel in our industry, which is likely to continue. Additionally, this shortage of highly qualified personnel is particularly acute in the area where our headquarters are located. If any of our personnel were to test positive for COVID-19, it would likely significantly impair our operations. The loss of services of any of our personnel, including Mr. Arthur, particularly for an extended period due to COVID-19 or otherwise, would likely impede the progress of our research, development, and commercialization objectives and would negatively impact our ability to succeed in our product development strategy.

We may face business disruption and related risks resulting from President Trump’s recent invocation of the Defense Production Act, either of which could have a material adverse effect on our business.

In response to the COVID-19 pandemic, President Trump invoked the Defense Production Act, codified at 50 U.S.C. §§ 4501 et seq. (the “Defense Production Act”). Pursuant to the, Defense Production Act the federal government may, among other things, require domestic industries to provide essential goods and services needed for the national defense. While we have not experienced any significant impact on our business as a result of such actions, we continue to assess the potential impact COVID-19 and the invocation of the Defense Production Act may have on our ability to effectively conduct our commercialization efforts and development programs and otherwise conduct our business operations as planned. There can be no assurance that we will not be further impacted by the COVID-19 pandemic or by any action taken by the federal government under the Defense Production Act, including downturns in business sentiment generally or in our industry and business in particular.